UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 6-K/A

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-
16 OF THE SECURITIES EXCHANGE ACT OF 1934

For the month of May 2012

Commission File Number 0-54634

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Pembina Pipeline Corporation
(Translation of registrant's name into English)

3800, 525 – 8th Avenue S.W.
Calgary, Alberta, Canada  T2P 1G1
 (Address of principal executive offices)
___________________

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.)

Form 20-F ☐                                                      Form 40-F ☑

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1)  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7)  ☐

                         .

This Form 6-K/A is being filed by Pembina Pipeline Corporation in order to supplement Pembina’s Form 6-K that was filed with the Securities and Exchange Commission on April 2, 2012 (the “Original Filing”).  Specifically, this Form 6-K/A is being filed in order to supplement the Original Filing by including a description of Pembina’s common shares.

The information previously reported in the Original Filing is incorporated herein by reference. Except as described in this Form 6-K/A, the Original Filing remains unchanged and is not amended hereby.

Description of Common Shares

The class of Pembina’s securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, is Pembina’s common shares, no par value.  Pembina’s authorized capital includes an unlimited number of common shares.  Pembina’s common shares do not carry any cumulative voting rights, pre-emptive rights, purchase rights or conversion rights.

Each holder of Pembina’s common shares is entitled to one vote per share on all matters on which holders of common shares are entitled to vote.  Each holder of a common share is entitled to receive notice of and to attend all meetings of common shareholders of Pembina.  Because the common shares do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to Pembina’s board of directors.

There are no sinking fund provisions in relation to the common shares, and holders of common shares, in their capacity as such, are not liable to further calls or assessment by Pembina.

Subject to the rights of any holders of preferred shares that may be issued by Pembina, holders of Pembina’s common shares are entitled to dividends if and when declared by Pembina’s board of directors out of funds legally available therefor.  Pembina is limited in its ability to pay dividends on its common shares by limitations under the Business Corporations Act (Alberta) (the “ABCA”) relating to solvency requirements.  Dividends may be paid in cash, property or additional common shares.

Subject to applicable law and the rights of any holders of preferred shares that may be issued by Pembina, holders of Pembina’s common shares are entitled to their pro rata share in all of Pembina’s assets available for distribution upon the liquidation or winding up of Pembina.

There are no restrictions in Pembina’s Articles or under the ABCA with regard to the repurchase or redemption of Pembina’s common shares, provided that Pembina is not insolvent at the time of such repurchase or redemption and would not be made insolvent as a result of such action.

Provisions as to the modification, amendment or variation of the rights of holders of common shares are as contained in the ABCA.  Pursuant to the applicable provisions of the ABCA, no right or special right attached to shares issued by Pembina may be prejudiced, altered or otherwise interfered with unless the members of the affected class of shareholders consent to such action by a separate resolution of the members of such class adopted by at least two-thirds of the votes cast with respect to the resolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 31, 2012.

PEMBINA PIPELINE CORPORATION

By: Name: Title:	/s/ Jennifer A. Harker Jennifer A. Harker Corporate Secretary and Senior Legal Counsel